UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 2, 2016

Commission File No. 1-14588

NORTHEAST BANCORP

(Exact name of registrant as specified in its charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

500 Canal Street Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 786-3245

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]      Written communications pursuant to Rule 425 under the Securities Act

[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[    ]      Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events

On February 25, 2016, the Board of Directors of Northeast Bancorp (the “Company”) approved an amendment to the Company’s existing stock repurchase program subject to regulatory approval, which was received on March 2, 2016. The approved amendment, which is effective March 2, 2016, increases the existing stock repurchase program by 600,000 shares of the Company’s common stock, representing 6.3% of the Company’s outstanding common shares or approximately $6.3 million based on the Company’s closing price on March 2, 2016.  Such purchases will be made in open market or in privately negotiated transactions from time to time and in such amounts as market conditions warrant.  The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities.  The stock repurchase program may be suspended or terminated at any time without prior notice, and will expire on March 2, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NORTHEAST BANCORP

By:	/s/ Brian Shaughnessy
Name:	Brian Shaughnessy
Title:	Chief Financial Officer

Date: March 3, 2016